Exhibit 99.1

                            STOCK PURCHASE AGREEMENT

      THIS AGREEMENT (this "Agreement"), entered into as of the 29th day of April, 2005, is made by and between KAREN RICKETTS AND UNA RICKETTS FOR HERSELF AND AS EXECUTRIX OF THE ESTATE OF GARFIELD H. RICKETTS, SR. (each, a "Seller" and collectively, the"Sellers"), REII INCORPORATED, a Delaware corporation traded on the National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin Board System which has no ongoing business or operations (the "REII" or "Company") and LIVORNO INVESTMENTS LTD., a Luxemburg corporation (the "Buyer").

      WHEREAS, Sellers own 3,633,050 shares of common stock (the "Shares") of the Company, such Shares representing approximately 78% of the issued and outstanding shares, of the common stock of the Company; and

      WHEREAS, Sellers desire to sell to Buyer, and Buyer wishes to purchase from Sellers, the Shares, pursuant to the terms and conditions of this Agreement; and

      WHEREAS, the Company desires to facilitate the transactions set forth.

      NOW, THEREFORE, in consideration of the representations, warranties and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1 Definitions. In this Agreement the following terms will have the following meanings:

      (a)   "Agreement" means this Stock Purchase Agreement;

      (b)   "Closing"  means  the  completion,  on  the  Closing  Date,  of  the transactions  contemplated  hereby  in  accordance  with  Article  7 hereof;

      (c) "Closing Date" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

      (d) "Place of Closing" means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as the parties hereto may mutually agree upon;

      (e) "REII Accounts Payable and Liabilities" means all accounts payable and liabilities of REII, on a consolidated basis, due and owing or otherwise constituting a binding obligation of REII and its subsidiaries (other than a REII Material Contract) as of April 15, 2005, as set forth is Schedule "A" hereto;

      (f) "REII Accounts Receivable" means all accounts receivable and other debts owing to REII, on a consolidated basis, as of April 15, 2005, as set forth in Schedule "B" hereto;

      (g) "REII Assets" means all the property and assets of the REII Business of every kind and description wheresoever situated including, without limitation, REII Equipment, REII Inventory, REII Material Contracts, REII Accounts Receivable, REII Cash, REII Intangible Assets and REII Goodwill, and all credit cards, charge cards and banking cards issued to REII;

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                                      -2-


      (h) "REII Bank Accounts" means all of the bank accounts, lock boxes and safety deposit boxes of REII and its subsidiaries or relating to the REII Business as set forth in Schedule "C" hereto;

      (i) "REII Business" means all aspects of any business conducted by REII and its subsidiaries;

      (j) "REII Cash" means all cash on hand or on deposit to the credit of REII and its subsidiaries on the Closing Date;

      (k) "REII Common Shares" means the shares of common stock in the capital of REII;

      (l) "REII Debt to Related Parties" means the debts owed by REII and its subsidiaries to any affiliate, director or officer of REII as described in Schedule "D" hereto;

      (m) "REII Equipment" means all machinery, equipment, furniture, and furnishings used in the REII Business, including, without limitation, the items more particularly described in Schedule "E" hereto;

      (n) "REII Financial Statements" means, collectively, the audited consolidated financial statements of REII for the fiscal year ended December 31, 2004, and the unaudited consolidated financial statements of REII for the three month period ended March 31, 2005, true copies of which are attached as Schedule "F" hereto;

      (o) "REII Goodwill" means the goodwill of the REII Business including the right to all corporate, operating and trade names associated with the REII Business, or any variations of such names as part of or in connection with the REII Business, all books and records and other information relating to the REII Business, all necessary licenses and authorizations and any other rights used in connection with the REII Business;

      (p) "REII Insurance Policies" means the public liability insurance and insurance against loss or damage to the REII Assets and the REII Business as described in Schedule "G" hereto;

      (q) "REII Intangible Assets" means all of the intangible assets of REII and its subsidiaries, including, without limitation, REII Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of REII and its subsidiaries;

      (r) "REII Inventory" means all inventory and supplies of the REII Business as of _ April 15, 2005, as set forth in Schedule "H" hereto;

      (s) "REII Material Contracts" means the burden and benefit of and the right, title and interest of REII and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which REII or its subsidiaries are entitled whereunder REII or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule "I" hereto; and

      (t)   "Shares" shall have the meaning set forth in the Recitals.

      Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

1.2 Captions and Section Numbers. The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

1.3 Section References and Schedules. Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

1.4 Severability of Clauses. If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

                                    ARTICLE 2
                                PURCHASE AND SALE

2.1 Transfer of Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing Sellers shall sell, assign, transfer and convey to the Buyer, and the Buyer shall purchase and accept from the Sellers, all of the Shares as set forth on Exhibit A, free and clear of all encumbrances, liens, charges and claims.

2.2 Purchase Price; Payment. The purchase price for the Shares is Four Hundred Thousand Dollars ($400,000) (the "Purchase Price") and shall be paid by wire transfer of immediately available funds or bank or certified check in accordance with Exhibit A.

                                    ARTICLE 3
               SELLERS' AND REII'S REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties. The Company and the Sellers jointly and severally represent and warrant in all material respects to the Buyer, with the intent that the Buyer will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

The Sellers

      (a) Power and Capacity. Each Seller has the power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes each Seller's valid, legal and binding obligation and is enforceable against such Seller in accordance with its terms, subject, however, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law;

REII - Corporate Status and Capacity

      (b) Incorporation. REII is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

      (c) Carrying on Business. REII does not currently conduct business, except for the actual operations of the corporation which are carried on in the State of Florida and does not carry on any other material business activity in any other jurisdictions. REII is duly authorized to carry on such business in the State of Florida. The nature of the REII Business does not require REII to register or otherwise be qualified to carry on business in any other jurisdictions;

      (d) Corporate Capacity. REII has the corporate power, capacity and authority to own the REII Assets;

      (e) Reporting Status; Listing. REII is required to file current reports with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), REII Common Shares are quoted on the National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin Board System (the "OTC Bulletin Board"). Except as set forth on Schedule 3.1(e) hereto, REII has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Closing Date (or such shorter period as the REII was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents") and, while not having filed all such SEC Documents prior to the expiration of any extension(s), is nevertheless current with respect to its Exchange Act filing requirements. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of such Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All material agreements to which REII is a party or to which the property or assets of REII are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act. The financial statements of REII included in the SEC Documents comply in all material respects with applicable accounting requirement and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of REII as at the Closing Date and the results of its operations and cash flows for the periods then ended. REII's Common Stock is listed on the OTC Bulletin Board and, except as set forth on Schedule 3.1(e), REII is not aware of any facts which would make REII's Common Stock ineligible for quotation on the OTC Bulletin Board;

REII - Capitalization

      (f) Authorized Capital. The authorized capital of REII consists of 20,000,000 REII Common Shares, $0.001 par value, of which 4,655,310 REII Common Shares are presently issued and outstanding;

      (g) No Option. No person, firm or corporation has any agreement, warrant or option or any right capable of becoming an agreement or option for the acquisition of REII Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of REII;

REII - Records and Financial Statements

      (h) Charter Documents. The charter documents of REII have not been altered since its incorporation, except as filed in the record books of REII;

      (i) Corporate Minute Books. The corporate minute books of REII and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by REII and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of REII and its subsidiaries. REII and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

      (j)   [INTENTIONALLY OMITTED];

      (k) REII Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of REII or its subsidiaries which are not disclosed in Schedule "A" hereto or reflected in the REII Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the REII Financial Statements, and neither REII nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of REII and its subsidiaries as of April 15, 2005, are described in Schedule "A" hereto;

      (l) REII Accounts Receivable. All the REII Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of REII, any claim by the obligor for set-off or counterclaim;

      (m) REII Bank Accounts. All of the REII Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule "C" hereto;

      (n) No Debt to Related Parties. Except as disclosed in Schedule "D" hereto, neither REII nor its subsidiaries are, and on Closing will not be, materially indebted to any affiliate, director or officer of REII except accounts payable on account of bona fide business transactions of REII incurred in normal course of the REII Business, including employment agreements, none of which are more than 30 days in arrears;

      (o) No Related Party Debt to REII. No director or officer or affiliate of REII is now indebted to or under any financial obligation to REII or its subsidiaries on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

      (p) No Dividends. Except as set forth on Schedule 3.1(p), no dividends or other distributions on any shares in the capital of REII have been made, declared or authorized since the date of REII Financial Statements;

      (q) No Payments. Except as set forth on Schedule 3.1(p), no payments of any kind have been made or authorized since the date of the REII Financial Statements to or on behalf of officers, directors, shareholders or employees of REII or its subsidiaries or under any management agreements with REII or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

      (r) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting REII or its subsidiaries;

      (s)   No Adverse Events. Since the date of the REII Financial Statements

            (i) there has not been any material adverse change in the financial position or condition of REII, its subsidiaries, its liabilities or the REII Assets or any damage, loss or other change in circumstances materially affecting REII, the REII Business or the REII Assets or REII's right to carry on the REII Business, other than changes in the ordinary course of business,

            (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting REII, its subsidiaries, the REII Business or the REII Assets,

            (iii) there has not been any material  increase in the  compensation payable or to become payable by REII to any of REII's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

            (iv) the REII Business has been and continues to be carried on in the ordinary course,

            (v) REII has not waived or surrendered any right of material value,

            (vi) Neither REII nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

            (vii) no capital  expenditures in excess of $10,000  individually or
                  $30,000 in total have been authorized or made.

REII - Income Tax Matters

      (t) Tax Returns. All tax returns and reports of REII and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by REII and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

      (u) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by REII or its subsidiaries. REII is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

REII - Applicable Laws and Legal Matters

      (v) Licenses. REII and its subsidiaries hold all licenses and permits as may be requisite for carrying on the REII Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the REII Business;

      (w) Applicable Laws. Neither REII nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the REII Business (greater than $2,500), and to REII's knowledge, neither REII nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the REII Business;

      (x) Pending or Threatened Litigation. There is no material (greater than $2,500) litigation or administrative or governmental proceeding pending or, to Sellers' or REII's knowledge, threatened against or relating to REII, its subsidiaries, the REII Business, or any of the REII Assets nor does REII have any knowledge of any deliberate act or omission of REII or its subsidiaries that would form any material basis for any such action or proceeding;

      (y) No Bankruptcy. Neither REII nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against REII or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of REII or its subsidiaries;

      (z) Labor Matters. Neither REII nor its subsidiaries are party to any collective agreement relating to the REII Business with any labor union or other association of employees and no part of the REII Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of REII, has made any attempt in that regard;

      (aa) Finder's Fees. Neither REII nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

      (bb) Authorization and Enforceability. The completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of REII;

      (cc) No Violation or Breach. The execution and performance of this Agreement will not:

            (i) violate the charter documents of REII or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which REII or its subsidiaries are party,

            (ii) give any person any right to terminate or cancel any agreement including, without limitation, the REII Material Contracts, or any right or rights enjoyed by REII or its subsidiaries,

            (iii) result  in any  alteration  of  REII's  or  its  subsidiaries'
                  obligations under any agreement to which REII or its subsidiaries are party including, without limitation, the REII Material Contracts,

            (iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the REII Assets,

            (v) result in the imposition of any tax liability to REII or its subsidiaries relating to the REII Assets, or

            (vi) violate any court order or decree to which either REII or its subsidiaries are subject;

REII Assets - Ownership and Condition

      (dd) Business Assets. The REII Assets comprise all of the property and assets of the REII Business, and no other person, firm or corporation owns any assets used by REII or its subsidiaries in operating the REII Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules "E" or "H" hereto;

      (ee) Title. REII or its subsidiaries are the legal and beneficial owner of the REII Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules "E" or "H" hereto;

      (ff) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the REII Assets;

      (gg) REII Insurance Policies. REII and its subsidiaries maintain the public liability insurance and insurance against loss or damage to the REII Assets and the REII Business as described in Schedule "G" hereto;

      (hh) REII Material Contracts. The REII Material Contracts listed in Schedule "I" constitute all of the material contracts of REII and its subsidiaries;

      (ii) No Default. There has not been any default in any material obligation of REII or any other party to be performed under any of the REII Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule "I" hereto), and REII is not aware of any default in the obligations of any other party to any of the REII Material Contracts;

      (jj) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of REII or its subsidiaries. Neither REII nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

REII Assets - REII Equipment

      (kk) REII Equipment. The REII Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

REII Assets - REII Goodwill and Other Assets

      (ll) REII Goodwill. REII and its subsidiaries do not carry on the REII Business under any other business or trade names. REII does not have any knowledge of any infringement by REII or its subsidiaries of any patent, trademarks, copyright or trade secret;

REII Business

      (mm) Maintenance of Business. Since the date of the REII Financial Statements, REII and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

      (nn) Subsidiaries. REII does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

REII - Shares

      (oo) Shares. The Shares when delivered to the Buyer shall be validly issued and outstanding as fully paid and non-assessable shares and the Shares shall be transferable upon the books of REII, in all cases subject to the provisions and restrictions of all applicable securities laws.

3.2 Survival. The representations and warranties of the Sellers contained herein will be true at and as of the date hereof in all material respects. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Buyer, the representations and warranties of the Sellers shall survive the Closing and be effective for a period of eighteen (18) months from the date hereof.

3.3 Indemnity. The Sellers agree to indemnify and save harmless the Buyer from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Sellers to defend any such claim), resulting from the breach by them of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by REII to the Buyer hereunder (collectively, "Losses"). Notwithstanding the preceding: (i) in no event shall Sellers indemnify or hold harmless Buyer until and unless the aggregate Losses indemnifiable hereunder incurred by Buyer exceed $50,000; and (ii) in no event shall either Seller be required to indemnify or hold harmless Buyer for an amount in excess of the Purchase Price pursuant to this Section 3.3. The indemnification and hold harmless provisions contained in this Section 3.3 is the sole and exclusive mechanism for recovery of any Losses incurred by Buyer or any party affiliated with Buyer.

3.4 Release of Sellers. Effective upon the Closing, the Company does release and waive, any and all claims, demands, causes of action, obligations, damages, or liabilities the Company has or in the future may have against either Seller or their respective agents, attorneys, assigns, heirs, executors and/or administrators, related in any way to either Seller's status as an officer, director, employee, consultant or advisor of the Company. This release also includes, but is not limited to, any and all claims under any federal, state, or local law, regulation, or ordinance and/or claims under contract, and any claims under tort or common law and any claims for attorneys' fees that exist or may exist as of the date of the signing of this Agreement (whether known or unknown).

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

4.1 Representations and Warranties. The Buyer represents and warrants in all material respects to REII, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

      (a) Power and Capacity. Buyer has the power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes Buyer's valid, legal and binding obligation and is enforceable against it in accordance with its terms, subject, however, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law;

      (b) No Conflict. Neither the execution and delivery of this Agreement by Buyer, nor compliance with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will: (a) result in a default, or give rise to any right of termination, cancellation or acceleration, under any term, condition or provision of any contract or other instrument or obligation to which Buyer is a party or by which its assets may be bound; or (b) violate any order, writ, injunction or decree applicable to Buyer, or any of its properties or assets.

      (c) Legal Proceedings, Etc. There is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or threatened against or affecting Buyer. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Buyer and there is no basis for any action, suit, proceeding or investigation against Buyer.

      (d) Investment Purpose. Buyer is purchasing the Shares for its own account, for investment purposes only, and without the intent to distribute such Shares. Buyer understands that the Shares may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws. Buyer understands that the Shares are "restricted securities" within the meaning of Rule 144(3) of the Securities Act and may not be resold publicly under Rule 144 until certain holding period and other requirements are met.

4.2 Survival. The representations and warranties of the Buyer contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Sellers, the representations and warranties of the Buyer shall survive the Closing and be effective for a period of eighteen (18) months from the date hereof.

4.3 Indemnity. The Buyer agrees to indemnify and save harmless the Sellers and REII from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Buyer to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Buyer hereunder.

                                    ARTICLE 5
                                FURTHER COVENANTS

5.1 Legend. The Buyer agrees to the imprinting of the following legend on any certificates representing the Shares:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A
      TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(3) OF THE SECURITIES ACT AND MAY NOT BE RESOLD PUBLICLY UNDER RULE 144 UNTIL CERTAIN HOLDING PERIOD REQUIREMENTS ARE MET."

5.2 Expenses of the Parties. Except as otherwise expressly provided in this Agreement, all expenses involved in the preparation, negotiation, authorization and consummation of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants, shall be borne solely by the party who shall have incurred the same, and no other party shall have any responsibility with respect thereto.

5.3 Reporting. After the Closing, the Buyer shall take all reasonably required actions to ensure the fulfillment of the filing obligations of REII under the Exchange Act in connection with the transactions contemplated herein.

5.4 Further Assurances. Each party shall cooperate with the other, take such further action and execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the terms and purposes of this Agreement.

                                    ARTICLE 6
                              CONDITIONS PRECEDENT

6.1 Conditions Precedent in favor of the Sellers. The Sellers' obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

      (a) all documents or copies of documents required to be executed and delivered to the Sellers hereunder will have been so executed and delivered;

      (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Buyer at or prior to the Closing will have been complied with or performed; and

      (c) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

6.2 Waiver by the Sellers. The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the Sellers and any such condition may be waived in whole or in part by the Sellers at or prior to Closing by delivering to the Buyer a written waiver to that effect signed by the Sellers. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, the Sellers shall be released from all obligations under this Agreement.

6.3 Conditions Precedent in Favor of the Buyer. The obligation of the Buyer to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

      (a) all documents or copies of documents required to be executed and delivered to the Buyer hereunder will have been so executed and delivered;

      (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Sellers or REII at or prior to the Closing will have been complied with or performed;

      (c) The Sellers will have delivered the Shares along with medallion guaranteed stock powers to the Buyer at the Closing;

      (d) title to the Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

      (e) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

      (f) the satisfaction of all liabilities of REII on or prior to the Closing Date;

      (g) subject to Schedule 6.3(g), REII and the Sellers shall be current in their respective filing obligations with the Securities and Exchange Commission;

6.4 Waiver by the Buyer. The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the Buyer and any such condition may be waived in whole or in part by the Buyer at or prior to the Closing by delivering to the Sellers a written waiver to that effect signed by the Buyer. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing the Buyer shall be released from all obligations under this Agreement.

6.5 Closing Date. Notwithstanding any provision herein to the contrary, the parties hereto agree that the Closing shall occur on or before April 29, 2005 and that time is of the essence with respect to such date.

6.6 Confidentiality Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from the Buyer and REII and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that REII will be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed transaction contemplated hereby together with such other documents as are required to maintain the currency of REII's filings with the Securities and Exchange Commission, subject to the review and approval of the Buyer, not to be unreasonably withheld, of any and all copy and/or documents drafted by REII.

                                    ARTICLE 7
                                     CLOSING

7.1 Closing. The sale of the Shares and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

7.2 Closing Deliveries of the Buyer. On or before the Closing, the Buyer will deliver or cause to be delivered to the Sellers:

      (a)   this Agreement, duly executed by the Buyer;

      (b)   the Purchase Price

      (c) all reasonable consents or approvals required to be obtained by the Buyer for the purposes of completing the transaction contemplated herein and preserving and maintaining the interests of the Buyer; and

      (d) such other documents as REII may reasonably require to give effect to the terms and intention of this Agreement.

7.3 Closing Deliveries of the Sellers. On or before the Closing, the Sellers shall deliver or cause to be delivered to the Buyer:

      (a)   this Agreement, duly executed by the Sellers;

      (b) share certificates representing the Shares, along with medallion guaranteed stock powers;

      (c)   resignations of all of the officers of REII as of the Closing Date;

      (d) a certified copy of a resolution of the directors of REII dated as of the Closing Date appointing the nominees of the Buyer as officers of the Buyer;

      (e) an undated resolution of the directors of REII appointing the nominee of the Buyer listed below in Article 8 to the board of directors of REII;

      (f)   undated resignation of Una Ricketts as a director of REII;

      (g) resignations of all directors other than Una Ricketts as directors of REII dated as of the Closing Date;

      (h) all reasonable consents or approvals required to be obtained by the Buyer for the purposes of completing the transaction contemplated herein and preserving and maintaining the interests of the Buyer; and

      (i) such other documents as the Buyer may reasonably require to give effect to the terms and intention of this Agreement.

                                    ARTICLE 8
                              POST-CLOSING MATTERS

      Forthwith after the Closing, the Buyer and the Sellers agree to use all their respective best efforts to:

      (a) file with the Securities and Exchange Commission a report on Form 14f1 disclosing the change in control of REII and, 10 days after such filing, date the resolutions appointing to the board of directors of REII Valquiria Cunha and Daniel Ollech, and forthwith date and accept the resignation of Una Ricketts as a director of REII;

      (b) file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement;

      (c) file reports on Forms 13D and 3 with the Securities and Exchange Commission disclosing the acquisition of the Shares by the Buyer; and

      (d) take such steps are required to change the name of REII to "ESHEL Enterprises Inc." or such similar name as may be acceptable to the board of directors of REII.

                                    ARTICLE 9
                               GENERAL PROVISIONS

9.1 Arbitration. The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in Collier County, Florida.

9.2 Notice. Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

9.3 Addresses for Service. The address for service of notice of each of the parties hereto is as follows:

      (a)   the Sellers:

            Una Ricketts
            7751 Naples Heritage Drive
            Naples, Florida 34112

            with a copy to: HARTER, SECREST & EMERY LLP
                            1600 Bausch and Lomb Place
                            Rochester, New York 14604
                            Attention: Daniel R. Kinel, Esq.

      (b)   the Buyer:

            Daniel Ollech
            Derech Hahoresh 96
            Jerusalem, Israel

            with a copy to: SICHENZIA ROSS FRIEDMAN FERENCE LLP
                            1065 Avenue of the Americas
                            New York, New York 10018
                            Attention: Gregory Sichenzia, Esq.

9.4 Change of Address. Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

9.5 Amendment. This Agreement may be amended only by a writing executed by each of the parties hereto.

9.6 Entire Agreement. The provisions contained herein constitute the entire agreement among the Buyer and the Sellers respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Buyer and the Sellers with respect to the subject matter hereof.

9.7 Enurement. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

9.9 Assignment. This Agreement is not assignable without the prior written consent of the parties hereto.

9.10 Counterparts. This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

9.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State. The parties agree to be subject to the jurisdiction and venue of the state and federal courts located in Collier County, Florida.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.


                                      The Sellers:


                                         ---------------------------------------
                                         Una M. Ricketts
                                         For herself and as the Executrix of
                                         the Estate of Garfield H. Ricketts, Sr.


                                         ---------------------------------------
                                         Karen Ricketts

                                      The Company:

                                         REII Incorporated


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                      The Buyer:

                                         Livorno Investments Ltd.


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title: